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                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Independent Auditors" incorporated by reference into this Post-Effective Amendment No. 26 to the Registration Statement (Form S-6 No. 33-03919) and to the incorporation by reference therein of our report dated February 17, 2000, with respect to the financial statements of Fortis Benefits Insurance Company and our report dated March 29, 2000 on the financial statements of Fortis Benefits Insurance Company Variable Account C, included in the Prospectus of Post-Effective Amendment No. 24 to the Registration Statement (Form S-6 No. 33-03919) filed with the Securities and Exchange Commission.

Minneapolis, Minnesota                                     /s/ Ernst & Young LLP
January 21, 2003